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                                                                        Exhibit 11, 2nd Quarter 1994
                                                                          Form 10-Q, Commission File
                                                                                       Number 1-3671

                                    GENERAL DYNAMICS CORPORATION

                           STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                             (UNAUDITED)

                            (Dollars in millions, except per share data)


                                               Second Quarter                      First Half
                                           1994            1993             1994             1993
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NET EARNINGS:
Continuing Operations                   $       56      $       63       $      111       $      130
Discontinued Operations:
   Loss from operations                          -             (2)                -             (27)
   Gain on disposal                             15               -               15              645
                                        $       71      $       61       $      126       $      748

Weighted average common
   shares outstanding                   63,165,924      62,135,574       63,072,689       62,053,608

NET EARNINGS PER SHARE - PRIMARY:

Continuing Operations                   $      .88      $     1.00       $     1.74       $     2.06
Discontinued Operations:
   Loss from operations                          -           (.03)                -            (.43)
   Gain on disposal                            .24               -              .24            10.24
                                        $     1.12      $      .97       $     1.98       $    11.87

Common shares from above                63,165,924      62,135,574       63,072,689       62,053,608
Assumed exercise of options
   (treasury stock method)                 312,432         943,532          499,788          986,152
                                        63,478,356      63,079,106       63,572,477       63,039,760

NET EARNINGS PER SHARE - FULLY DILUTED:

Continuing Operations                   $      .88      $     1.00       $     1.74       $     2.06
Discontinued Operations:
   Loss from operations                          -           (.03)                -            (.43)
   Gain on disposal                            .24               -              .24            10.22
                                        $     1.12      $      .97       $     1.98       $    11.85

Common shares from above                63,165,924      62,135,574       63,072,689       62,053,608
Assumed exercise of options
   (treasury stock method)                 312,412       1,012,730          500,163        1,071,598
                                        63,478,336      63,148,304       63,572,852       63,125,206

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